Exhibit 99.1

Edge Therapeutics Reports Second Quarter 2017 Financial Results and Continued Operational Progress

BERKELEY HEIGHTS, N.J., August 1, 2017 — Edge Therapeutics, Inc. (Nasdaq: EDGE), a clinical-stage biotechnology company developing novel hospital-based therapies for the management of acute, life-threatening conditions, today announced financial and operational results for the quarter ended June 30, 2017, and recent corporate progress.

“During the second quarter, we further advanced development of EG-1962 on multiple fronts and achieved important pre-commercial and regulatory progress for EG-1962,” said Brian A. Leuthner, Edge’s President and Chief Executive Officer. “NEWTON 2, our Phase 3 clinical study designed to support potential registrations throughout the world for EG-1962 as a treatment for aneurysmal subarachnoid hemorrhage (aSAH) delivered via external ventricular drain, is ongoing. We look forward to the study’s pre-planned futility analysis in late-2017, top-line efficacy results from the interim analysis in the first quarter of 2018 and, if needed, top-line results from the full study in late-2018. We are also evaluating alternative routes of administration to expand the population of aSAH patients who may benefit from EG-1962. This includes our ongoing controlled study of EG-1962 delivered directly into the basal cisterns of the brain in good-grade patients with ruptured brain aneurysms. In addition, during the quarter, we initiated development activities for lumbar administration of EG-1962. There remains a significant unmet need to improve outcomes in patients with aSAH, and we look forward to receiving EG-1962 data in the coming quarters.”

Second Quarter and Recent Key Achievements

•
Received from the European Medicines Agency a product-specific pediatric waiver for EG-1962 across all subsets of the pediatric population, which removes the requirement for pediatric clinical studies to support a marketing authorization application for EG-1962 in Europe.

•	Signed a supply agreement with Oakwood Laboratories for the commercial manufacturing of EG-1962 for initial product launch and thereafter.

•
Initiated a preclinical study of lumbar administration of EG-1962 in order to explore alternative routes of administration for aSAH patients, as well as to investigate EG-1962’s potential to address other serious conditions with high unmet need and few available treatment options.

•
Secured $18 million in gross proceeds from a registered direct offering of common stock at a purchase price of $10.00 per share, a price that exceeded the closing price of Edge common stock on the date of the purchase agreement.

Financial Results

Cash Position: Cash, cash equivalents and marketable securities as of June 30, 2017 were $108.7 million, compared with $106.4 million as of December 31, 2016.

Research & Development (R&D) Expenses:  R&D expenses were $9.0 million in the second quarter of 2017, compared to $6.0 million in the second quarter of 2016. The increase in R&D expense was primarily due to an increase in external expenses related to EG-1962 clinical development, personnel-related costs related to the NEWTON 2 study and other R&D expenses.

General & Administrative (G&A) Expenses: G&A expenses were $4.2 million for the three months ended June 30, 2017, compared to $3.3 million in the comparable period in 2016. The increase in G&A expense was largely due to increases in legal and professional fees, personnel-related costs, and other expenses.

Net Loss: Net loss was $13.5 million for the second quarter ended June 30, 2017, compared to net loss of $9.4 million for the comparable period in 2016.

Conference Call Details

Edge will host a conference call and webcast today, Tuesday, August 1, 2017 at 8:30 a.m. EDT. Please dial (877) 388-5691, or (562) 350-0788 for international callers, and reference participant code 53280120 approximately 15 minutes prior to the call. A replay of the call may be accessed through August 15, 2017 on the investor section of Edge’s website or by dialing (855) 859-2056, or (404) 537-3406 for international callers, and referencing participant code 53280120. A live webcast of the conference call will be available on the investor relations section of Edge’s website at www.edgetherapeutics.com.

About Edge Therapeutics, Inc.

Edge Therapeutics, Inc. is a clinical-stage biotechnology company that discovers, develops and seeks to commercialize novel, hospital-based therapies capable of transforming treatment paradigms for the management of acute, life-threatening neurological and other conditions. EG-1962, Edge’s lead product candidate, has the potential to fundamentally improve patient outcomes and transform the management of aneurysmal subarachnoid hemorrhage, which is bleeding around the brain due to a ruptured brain aneurysm. Edge is evaluating EG-1962 in two clinical studies: a pivotal Phase 3 NEWTON 2 study of EG-1962 delivered via external ventricular drain, and a study of direct intracisternal administration of EG-1962. For additional information about Edge, please visit www.edgetherapeutics.com.

Forward-Looking Statements

This press release and any statements of representatives of Edge Therapeutics, Inc. related thereto that are not historical in nature contain, or may contain, among other things, certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may include, without limitation, statements with respect to Edge’s plans, objectives, projections, expectations and intentions and other statements identified by words such as “projects," "may," "will," "could," "would," "should," "believes," "expects," "anticipates," "estimates," “seeks,” "intends," "plans," "potential" or similar expressions, including statements with respect to the potential effects of its products, the design of NEWTON 2 potentially supporting registration for EG-1962 throughout the world, the pre-planned futility analysis in late-2017, top-line efficacy results from the interim analysis in the first quarter of 2018 and, if needed, top-line results from the full study in late-2018. These statements are based upon the current beliefs and expectations of Edge’s management and are subject to significant risks and uncertainties. Actual results may differ significantly from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various risk factors (many of which are beyond Edge's control) as described under the heading "Risk Factors" in Edge’s filings with the United States Securities and Exchange Commission.

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Investor and Media Contact:
Gregory Gin
Edge Therapeutics, Inc.
Tel: 1-800-208-EDGE (3343)
Email: ir@edgetherapeutics.com

EDGE THERAPEUTICS, INC.
Statements of Operations and Comprehensive Loss
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Operating expenses:
Research and development expenses	$8,975,304	$5,975,306	$16,564,800	$11,322,069
General and administrative expenses	4,173,384	3,288,889	8,375,226	6,974,486

Total operating expenses	13,148,688	9,264,195	24,940,026	18,296,555

Loss from operations	(13,148,688)	(9,264,195)	(24,940,026)	(18,296,555)

Other income (expense):
Interest income	168,974	49,376	265,233	92,190
Interest expense	(524,768)	(161,310)	(999,909)	(342,174)

Net loss and comprehensive loss	(13,504,482)	(9,376,129)	(25,674,702)	(18,546,539)

Loss per share basic and diluted	$(0.44)	$(0.33)	$(0.86)	$(0.64)

Weighted average common shares outstanding basic and diluted	30,403,419	28,828,449	29,704,898	28,820,678

EDGE THERAPEUTICS, INC.
Balance Sheets

	June 30, 2017	December 31, 2016
ASSETS	(unaudited)
Current assets:
Cash and cash equivalents	$108,714,544	$106,398,919
Prepaid expenses and other current assets	636,939	954,581
Total current assets	109,351,483	107,353,500
Property and equipment, net	3,491,619	3,418,077
Other assets	142,870	142,870
Total assets	$112,985,972	$110,914,447

LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES
Current liabilities:
Accounts payable	$4,350,153	$3,471,032
Accrued expenses	4,154,019	3,213,715
Short term debt	3,086,296	-
Total current liabilities	11,590,468	6,684,747
Noncurrent liability:
Long term debt	17,127,131	14,953,143

STOCKHOLDERS' EQUITY
Preferred stock, 5,000,000 shares authorized at June 30, 2017 and December 31, 2016, 0 outstanding	-	-
Common stock, $0.00033 par value, 75,000,000 shares authorized at June 30, 2017 and December 31, 2016, 30,829,264 shares and 28,918,516 shares issued and outstanding at June 30, 2017 and December 31, 2016, respectively	10,386	9,756
Additional paid-in capital	211,021,245	190,341,769
Accumulated deficit	(126,763,258)	(101,074,968)
Total stockholders' equity	84,268,373	89,276,557
Total liabilities and stockholders' equity	$112,985,972	$110,914,447